Exhibit (h)(4)(xiii)

AMENDMENT NO. 4

TO THE

AMENDED AND RESTATED PARTICIPATION AGREEMENT

Amendment No. 4, dated as of May 1, 2005 (“Amendment No. 4”), to the Amended and Restated Participation Agreement dated as of July 15, 2002 (“Agreement”) as amended by Amendment No. 1 dated as of May 2, 2003, Amendment No. 2 dated as of July 9, 2004 and Amendment No. 3 dated October 1, 2004 (collectively, the “Amendments”), by and among EQ Advisors Trust, AXA Equitable Life Insurance Company, AXA Distributors, LLC and AXA Advisors, LLC (collectively, the “Parties”).

The Parties hereby agree that Schedule B to the Agreement and Amendments is replaced in its entirety by the schedule attached hereto entitled “Schedule B”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 4 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Kenneth T. Kozlowski	By:	/s/ Steven M. Joenk
Name:	Kenneth T. Kozlowski	Name:	Steven M. Joenk
Title:	Chief Financial Officer	Title:	Senior Vice President

AXA DISTRIBUTORS, LLC		AXA ADVISORS, LLC

By:	/s/ Jerald Hampton	By:	/s/ Robert S. Jones
Name:	Jerald Hampton	Name:	Robert S. Jones
Title:	Chairman of the Board, President and Chief Executive Officer	Title:	Chairman of the Board

SCHEDULE B

AMENDMENT NO. 4 TO THE AMENDED AND RESTATED PARTICIPATION AGREEMENT

PORTFOLIOS OF

EQ ADVISORS TRUST CLASS IA AND CLASS IB

EQ/Alliance Common Stock Portfolio

EQ/Alliance Growth and Income Portfolio

EQ/Alliance Intermediate Government Securities Portfolio

EQ/Alliance International Portfolio

EQ/Alliance Premier Growth Portfolio

EQ/Alliance Quality Bond Portfolio

EQ/Alliance Small Cap Growth Portfolio

EQ/Bear Stearns Small Company Growth Portfolio

    (fka EQ/Enterprise Small Company Growth Portfolio)

EQ/Bernstein Diversified Value Portfolio

    (fka Lazard Large Cap Value Portfolio)

EQ/Boston Advisors Equity Income Portfolio

    (fka EQ/Enterprise Equity Income Portfolio)

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Growth Portfolio

    (fka EQ/Putnam Voyager Portfolio)

EQ/Capital Guardian International Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Capital Guardian U.S. Equity Portfolio

EQ/Caywood-Scholl High Yield Bond

    (fka EQ/Enterprise High Yield Bond Portfolio)

EQ/Enterprise Capital Appreciation Portfolio

EQ/Enterprise Deep Value Portfolio

EQ/Enterprise Global Socially Responsive Portfolio

EQ/Enterprise International Growth Portfolio

EQ/Enterprise Managed Portfolio

EQ/Enterprise Multi-Cap Growth Portfolio

EQ/Enterprise Small Company Value Portfolio

EQ/Equity 500 Index Portfolio

    (fka Alliance Equity Index Portfolio)

EQ/Evergreen Omega Portfolio

    (fka Evergreen Portfolio)

EQ/FI Mid Cap Portfolio

EQ/FI Small/Mid Cap Value Portfolio

    (fka Warburg Pincus Small Company Value Portfolio)

EQ/Government Securities Portfolio

    (fka EQ/MONY Government Securities Portfolio)

EQ/Intermediate Term Bond Portfolio

    (fka EQ/MONY Intermediate Term Bond Portfolio)

EQ/J.P. Morgan Core Bond Portfolio

    (fka JPM Core Bond Portfolio)

EQ/JP Morgan Value Opportunities

    (fka EQ/Putnam Growth and Income Portfolio)

EQ/Janus Large Cap Growth Portfolio

EQ/Lazard Small Cap Value Portfolio

EQ/Long Term Bond Portfolio

    (fka EQ/MONY Long Term Bond Portfolio)

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Marsico Focus Portfolio

EQ/Mercury Basic Value Equity Portfolio

    (fka Merrill Lynch Value Equity Portfolio)

EQ/Mercury International Value Portfolio

    (fka EQ/Putnam International Equity Portfolio)

EQ/Mergers and Acquisitions Portfolio

    (fka EQ/Enterprise Mergers and Acquisitions Portfolio)

EQ/MFS Emerging Growth Companies Portfolio

EQ/MFS Investors Trust Portfolio

    (fka MFS Growth with Income Portfolio)

EQ/Money Market Portfolio

    (fka EQ/Alliance Money Market Portfolio )

EQ/ Money Market Portfolio

    (fka EQ/MONY Money Market Portfolio)

EQ/Montag & Caldwell Growth Portfolio

    (fka EQ/Enterprise Growth Portfolio)

EQ/MONY Diversified Portfolio

EQ/MONY Equity Growth Portfolio

EQ/MONY Equity Income Portfolio

EQ/PIMCO Real Return Portfolio

    (fka EQ/Enterprise Total Return Portfolio)

EQ/Short Duration Bond Portfolio

    (fka EQ/Enterprise Short Duration Bond Portfolio)

EQ/Small Company Index Portfolio

    (fka BT Small Company Index Portfolio)

EQ/Small Company Value Portfolio

EQ/TCW Equity Portfolio

    (fka EQ/Enterprise Equity Portfolio)

EQ/UBS Growth and Income Portfolio

    (fka EQ/Enterprise Growth and Income Portfolio)

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Emerging Markets Equity Portfolio

    (fka EQ/Emerging Markets Equity Portfolio)

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Wells Fargo Montgomery Small Cap Portfolio